J. MICHAEL DAILY
                           CERTIFIED PUBLIC ACCOUNTANT
                          2240 BELLEAIR ROAD SUITE 140
                              CLEARWATER, FL. 33764
                                 PH 727-507-9133
                                FAX 727-507-9314






August 6, 1999

Securities and Exchange Commission
480 Eighth Street N.W.
Washington, D.C. 20549

Re:     Federal Affordable Housing Corporation
        File Ref. No. 33-67536-A

I was previously the principal accountant for Federal Affordable Housing Corporation, and under the date of January 27, 1999, I reported on the financial statements of Federal Affordable Housing Corporation as of, and for the year ended May 31, 1998. My appointment as principal accountant was terminated on June 16, 1999. I have read Federal Affordable Housing Corporation statements included in it's form 8-K/A dated August 6, 1999, and I agree with such statements.


Very Sincerely Yours,

/s/ J. Michael Daily
-----------------------
J. Michael Daily
Certified Public Accountant







    A MEMBER OF THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS AND A
         MEMBER OF THE FLORIDA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS